UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 27, 2011 (May 25, 2011)

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                             Submission of Matters to a Vote of Security Holders

On May 25, 2011, Arbor Realty Trust, Inc. held its Annual Meeting of Stockholders.  At the meeting, the stockholders voted as indicated below on the following proposals:

1.                                       Election of three Class II directors for a three-year term of office expiring at the 2014 Annual Meeting of Stockholders.

Nominee	Votes Cast For	Withheld	Broker Non-Vote
Ivan Kaufman	11,552,246	331,040	10,622,288
C. Michael Kojaian	11,557,399	325,887	10,622,288
John J. Robbins	11,557,944	325,342	10,622,288

Each nominee was elected as a director of Arbor Realty Trust, Inc.

2.                                       Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Arbor Realty Trust, Inc. for the fiscal year 2011.

For	Against	Abstain	Broker Non-Vote
22,177,415	229,461	98,696	0

Proposal 2 was approved.

3.                                       Advisory vote to approve the compensation of Arbor Realty Trust, Inc.’s named executive officers as disclosed in the 2011 proxy statement.

For	Against	Abstain	Broker Non-Vote
11,116,393	565,618	201,273	10,622,288

Proposal 3 was approved.

4.                                       Advisory vote on the frequency of future advisory votes to approve executive compensation.

1 year	2 years	3 years	Abstain	Broker Non-Vote
2,655,888	79,343	9,007,811	140,241	10,622,288

Proposal 4 was approved for every “three years”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

	By:	/S/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

Date: May 27, 2011